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                                                                   Exhibit 23(a)

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    One Mellon Bank Center  Telephone 412 391 9710          Telefax 412 391 8963
    Pittsburgh, PA 15219    Telex 7106642199 PMM & CO PGH








The Board of Directors of
Mellon Preferred Capital Corporation:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG PEAT MARWICK LLP


Pittsburgh, Pennsylvania
September 23, 1996




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